Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of November 14, 2017 by and among American Renal Management LLC, a Delaware limited liability company (the “Company”), American Renal Holdings Inc., a Delaware corporation (“ARH”), and Syed T. Kamal, a resident of the State of Florida (“Executive”).
W I T N E S S E T H
WHEREAS, the Company, ARH and Executive entered into that certain employment agreement, dated March 22, 2010, as amended on April 26, 2016 (the “Agreement”);
WHEREAS, the Company, ARH and Executive each desire to amend the Agreement as provided below to modify the Bonus amounts payable upon achievement of the specified target Bonus percentages; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company, ARH and Executive each hereby agree to amend the Agreement to reflect this change, as follows:
1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Agreement.
2.    Amendments. Section 5.2(a) of the Agreement is hereby stricken and replaced by the following:
“(a)    In addition to the Base Salary, with respect to each full fiscal year during the Term, the Executive shall be eligible to earn an annual cash bonus award (a “Bonus”) with a minimum threshold of 50.0% of Base Salary, a target Bonus of 100% of Base Salary and a maximum Bonus amount of 150% of Base Salary (the “Maximum Bonus”) based on the ARH Group’s achievement of annual, fiscal year Consolidated EBITDA (as defined in Exhibit B) performance goals to be established by the Company’s compensation committee of the Board (the “Committee”), or the Board acting as the Committee within 90 days after the beginning of the period of service to which the performance goal(s) relate in connection with the annual budgetary process and shall be set forth in the ARH Group’s budget (the “Performance Goals”). If ARH Group’s Consolidated EBITDA for a particular calendar year is equal to 90% of the budgeted Consolidated EBITDA for that calendar year, Executive shall receive a bonus amount of 50.0% of Base Salary; if ARH Group’s Consolidated EBITDA is between 90%-100% of the budgeted Consolidated EBITDA for that calendar year, for each full percentage point that Consolidated EBITDA exceeds 90%, the Bonus amount shall increase by 5.0% of Base Salary; if ARH Group’s Consolidated EBITDA is between 100%-110% of the budgeted Consolidated EBITDA for that calendar year, for each full percentage point that Consolidated EBITDA exceeds 100%, the Bonus amount shall increase by 1.5% of Base Salary; and if ARH Group’s Consolidated EBITDA is between 110%-127.00% of the budgeted Consolidated EBITDA for that calendar year, for each full percentage point that Consolidated EBITDA exceeds 110%, the Bonus amount shall increase by 2.0% of Base Salary (and an additional 1.0% of Base Salary if ARH Group’s Consolidated EBITDA exceeds 127% by at least 0.33%).”
3.    Amendment Governs in the Case of Conflict. In the event that any terms or provisions of the Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.
4.    No Further Modification. Except as amended hereby, the Agreement remains unmodified and in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company, ARH and Executive have executed this Amendment effective as of the date first written above.

AMERICAN RENAL MANAGEMENT LLC
By:    /s/ Joseph A. Carlucci
Name:    Joseph A. Carlucci
Title:    Chief Executive Officer
AMERICAN RENAL HOLDINGS INC.
By:    /s/ Joseph A. Carlucci
Name:    Joseph A. Carlucci
Title:    Chief Executive Officer
EXECUTIVE
/s/ Syed T. Kamal
Syed T. Kamal